Exhibit (a)(1)(B)

        LETTER OF TRANSMITTAL
Offer to Purchase for Cash

by

United Online, Inc.

of
Up to 16,666,666 Shares of Its Common Stock
(including the associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater than $10.50 per Share
Nor Less than $9.00 per Share

          THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 3, 2004, UNLESS UNITED ONLINE EXTENDS THE TENDER OFFER.

The depositary for the tender offer is:

U.S. Stock Transfer Corporation

By registered mail:	By hand or overnight courier:
U.S. Stock Transfer Corporation Attn: Reorganization Department 1745 Gardena Ave. Glendale, CA 91204 (818) 502-1404	U.S. Stock Transfer Corporation Attn: Reorganization Department 1745 Gardena Ave. Glendale, CA 91204 (818) 502-1404

Description of Shares Tendered

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Tendered (Attach and sign additional list if necessary)

Certificate Number(s)*	Number of Shares Represented By Certificate(s)	Number of Shares Tendered**

Total Shares Tendered*

Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration (attach additional signed list if necessary): See Instruction 7.
1st:	2nd:	3rd:	4th:	5th:	6th:

* Need not complete if shares are delivered by book-entry transfer.
** If the tendering stockholder desires to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares the tendering stockholder wishes to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.
If the tendering stockholder does not designate an order and United Online purchases less than all shares tendered due to proration, the depositary will select the shares that United Online will purchase. See Instruction 7.

Delivery of this letter of transmittal to an address other than one of those set forth above will not constitute a valid delivery. The tendering stockholder must deliver this letter of transmittal to the depositary. Deliveries to United Online, Inc. ("United Online") or Deutsche Bank Securities Inc. (the dealer manager for the tender offer) will not be forwarded to the depositary and therefore will not constitute valid delivery to the depositary. Delivery of the letter of transmittal and any other required documents to the book-entry transfer facility will not constitute delivery to the depositary.

        The tendering stockholder should use this letter of transmittal if the tendering stockholder is causing the shares to be delivered by book-entry transfer to the depositary's account at the Depository Trust Company ("DTC," which is hereinafter referred to as the "book-entry transfer facility") pursuant to the procedures set forth in Section 3 of the offer to purchase. Only financial institutions that are participants in the book-entry transfer facility's system may make book-entry delivery of the shares.

The dealer manager for the tender offer is:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
(800) 735-7777

        BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, THE TENDERING STOCKHOLDER SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        The tendering stockholder should use this letter of transmittal only if (1) the tendering stockholder is also enclosing certificates for the shares the tendering stockholder desires to tender, or (2) the tendering stockholder intends to deliver certificates for such shares under a notice of guaranteed delivery previously sent to the depositary, or (3) the tendering stockholder is delivering shares through a book-entry transfer into the depositary's account at the book-entry transfer facility in accordance with Section 3 of the offer to purchase.

        If the tendering stockholder desires to tender shares in the tender offer, but the tendering stockholder cannot deliver the certificates for his or her shares and all other required documents to the depositary by the expiration date (as set forth in the offer to purchase), or cannot comply with the procedures for book-entry transfer on a timely basis, then the tendering stockholder may tender his or her shares according to the guaranteed delivery procedures set forth in Section 3 of the offer to purchase. See Instruction 2. Delivery of the letter of transmittal and any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

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Check here if the tendering stockholder is delivering tendered shares pursuant to a notice of guaranteed delivery that the tendering stockholder previously sent to the depositary and complete the following:

Name(s) of Tendering Stockholder(s):
Date of Execution of notice of guaranteed delivery:
Name of Institution that Guaranteed Delivery:
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Check here if any certificates evidencing the shares the tendering stockholder is tendering with this letter of transmittal have been lost, stolen, destroyed or mutilated. If the tendering stockholder checks this box, the tendering stockholder must complete an affidavit of loss and return it with his or her letter of transmittal. The tendering stockholder should call U.S. Stock Transfer Corporation, the transfer agent, at (818) 502-1404 to get information about the requirements for replacement. The tendering stockholder may be required to post a bond to secure against the risk that certificates may be subsequently recirculated. Please call U.S. Stock Transfer Corporation immediately to obtain an affidavit of loss, to receive further instructions on how to proceed, and to determine whether the tendering stockholder will need to post a bond, so that the timely processing of this letter of transmittal will not be impeded. See Instruction 15.

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Check here if the tendering stockholder is a financial institution that is a participating institution in the book-entry transfer facility's system and the tendering stockholder is delivering the tendered shares by book-entry transfer to an account maintained by the depositary at the book-entry transfer facility, and complete the following:

Name(s) of Tendering Stockholder(s):
Account Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK EXACTLY ONE BOX. IF THE TENDERING STOCKHOLDER CHECKS MORE THAN ONE BOX, OR IF THE TENDERING STOCKHOLDER DOES NOT CHECK ANY BOX, THE TENDERING STOCKHOLDER WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
(SEE INSTRUCTION 5)

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The undersigned wants to maximize the chance of having United Online purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by United Online pursuant to the tender offer (the "Purchase Price"). This action could result in receiving a price per share as low as $9.00 or lower if United Online amends the purchase price and the tendering stockholder does not withdraw previously tendered shares.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(SEE INSTRUCTION 5)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. The tendering stockholder cannot tender the same shares at more than one price, unless the tendering stockholder has previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $9.00 ☐ $9.25	☐ $9.50 ☐ $9.75	☐ $10.00 ☐ $10.25	☐ $10.50

The tendering stockholder WILL NOT have validly tendered your shares unless the tendering stockholder checks ONE AND ONLY ONE BOX IN THIS FRAME.

ODD LOTS
(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check one box):

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is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares, or

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is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares (check ONE box):

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at the Purchase Price, which will be determined by United Online in accordance with the terms of the tender offer (persons checking this box should check the box under the heading "Shares Tendered at Price Determined Under the Tender Offer"); or

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at the price per share indicated under the heading "Shares Tendered at Price Determined by Stockholder."

CONDITIONAL TENDER
(See Instruction 11)

        A tendering stockholder may condition his or her tender of shares upon United Online purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless United Online purchases at least the minimum number of shares the tendering stockholder indicates below pursuant to the terms of the tender offer, United Online will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and United Online urges each stockholder to consult his or her tax advisor in doing so. Unless the tendering stockholder checks the box immediately below and specifies, in the space provided, a minimum number of shares that United Online must purchase from the tendering stockholder if United Online purchases any shares from the tendering stockholder, United Online will deem the tendering stockholder's tender unconditional.

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  The minimum number of shares that United Online must purchase from the undersigned if United Online purchases any shares from the undersigned, is:               shares.

        If, because of proration, United Online will not purchase the minimum number of shares from the tendering stockholder that the tendering stockholder designates, United Online may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that the tendering stockholder is tendering all of the shares the tendering stockholder owns, check the box below.

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  The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1 and 10)

        Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificate for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.

CHECK ONE OR BOTH BOXES AS APPROPRIATE:

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Issue Check to:

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Issue Share Certificate to:

Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)

CHECK and COMPLETE IF APPLICABLE:

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Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1 and 10)

        Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificate for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

CHECK ONE OR BOTH BOXES AS APPROPRIATE:

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Deliver Check to:

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Deliver Share Certificate to:

Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

Ladies and Gentlemen:

        The undersigned hereby tenders to United Online, Inc., a Delaware corporation ("United Online"), the above-described shares of United Online's common stock, $0.0001 par value per share (including the associated preferred stock purchase rights issued under the Rights Agreement, by and between United Online and U.S. Stock Transfer Corporation, as Rights Agent, dated as of November 15, 2001, as amended), (the "shares"). Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of any shares will also constitute a tender of the associated preferred stock purchase rights.

        The tender of the shares is being made at the price per share indicated in this letter of transmittal, net to the tendering stockholder in cash, without interest, on the terms and subject to the conditions set forth in this letter of transmittal and in United Online's offer to purchase, dated November 4, 2004, receipt of which is hereby acknowledged.

        Subject to and effective upon acceptance for payment of, and payment for, shares tendered with this letter of transmittal in accordance with the terms of the tender offer, the undersigned hereby: (1) sells, assigns and transfers to or upon the order of United Online all rights, title and interest in and to all of the shares tendered hereby which are so accepted and paid for; (2) orders the registration of any shares tendered by book-entry transfer that are purchased under the tender offer to or upon the order of United Online; and (3) appoints the depositary as attorney-in-fact of the undersigned with respect to such shares, with the full knowledge that the depositary also acts as the agent of United Online, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

          (a)   deliver certificates for shares, or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of United Online, upon receipt by the depositary, as the undersigned's agent, of the Purchase Price with respect to such shares;

          (b)   present certificates for such shares for cancellation and transfer on United Online's books; and

          (c)   receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms of the tender offer.

        The undersigned understands that United Online will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $10.50 nor less than $9.00 per share (the "Purchase Price"), which it will pay for shares validly tendered and not validly withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. The undersigned understands that United Online will select the lowest Purchase Price that will allow it to purchase 16,666,666 shares or, if a lesser number of shares is validly tendered and not validly withdrawn, all such shares that are validly tendered and not validly withdrawn. If the aggregate Purchase Price would exceed $150,000,000, United Online will purchase that number of shares equal to $150,000,000 divided by the lowest Purchase Price, rounded to the nearest whole share. The undersigned further understands that United Online reserves the right to purchase more than 16,666,666 shares pursuant to the tender offer or to amend the maximum aggregate Purchase Price of $150,000,000, subject to certain limitations and legal requirements as set forth in the tender offer. United Online will purchase all shares validly tendered at or below the Purchase Price and not validly withdrawn, subject to the conditions of the tender offer and the "odd lot" priority, proration and conditional tender provisions described in the offer to purchase. The undersigned understands that all stockholders whose shares are purchased by United Online will receive the same Purchase Price for each share purchased in the tender offer.

        The undersigned hereby covenants, represents and warrants to United Online that:

          (a)   the undersigned has a net long position in the shares at least equal to the number of shares being tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is tendering the shares in compliance with Rule 14e-4 under the Exchange Act;

          (b)   has full power and authority to tender, sell, assign and transfer the shares tendered hereby;

          (c)   when and to the extent United Online accepts the shares for purchase, United Online will acquire good and marketable title to them, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares will not be subject to any adverse claims or rights;

          (d)   the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or United Online to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and accepted for purchase; and

          (e)   the undersigned has read and agrees to all of the terms of the tender offer.

        The undersigned understands that tendering of shares under any one of the procedures described in Section 3 of the offer to purchase and in the Instructions to this letter of transmittal will constitute an agreement between the undersigned and United Online upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will United Online pay interest on the Purchase Price.

        The undersigned recognizes that under certain circumstances set forth in the offer to purchase, United Online may terminate or amend the tender offer; or may postpone the acceptance for payment of, or the payment for, shares tendered, or may accept for payment fewer than all of the shares tendered hereby. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

        The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the book-entry transfer facility designated above. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

        The undersigned recognizes that United Online has no obligation, under the Special Payment Instructions, to transfer any certificate for shares from the name of its registered holder, or to order the registration or transfer of shares tendered by book-entry transfer, if United Online purchases none of the shares represented by such certificate or tendered by such book-entry transfer.

        All authority conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this letter of transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer to purchase, this tender is irrevocable.

STOCKHOLDER(S) SIGN HERE
(See Instructions 1 and 8)
(Please Complete Substitute Form W-9)

        Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 8.

Signature(s) of Stockholder(s)

Dated:	, 200
Name(s):

Please Print
Capacity (full title):

Address:

Please Include Zip Code
(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (If Required, See Instructions 1 and 8)

Authorized Signature

Name(s)

Name of Firm

Address

Address Line 2

(Area Code) Telephone No.

Dated:	, 200

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS OF THE TENDER OFFER

        1.    Guarantee of Signatures.    Except as otherwise provided in this Instruction, all signatures on this letter of transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"). Signatures on this letter of transmittal need not be guaranteed if either: (a) this letter of transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this letter of transmittal, shall include any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed either the box entitled "Special Payment Instructions" or "Special Delivery Instructions" in this letter of transmittal; or (b) such shares are tendered for the account of an Eligible Institution. See Instruction 8. The tendering stockholder may also need to have any certificates the tendering stockholder delivers endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

        2.    Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.    The tendering stockholder should use this letter of transmittal only if the tendering stockholder is (a) forwarding certificates with this letter of transmittal, (b) going to deliver certificates under a notice of guaranteed delivery previously sent to the depositary, or (c) causing the shares to be delivered by book-entry transfer pursuant to the procedures set forth in Section 3 of the offer to purchase. In order for the tendering stockholder to validly tender shares, the depositary must receive certificates for all physically tendered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the depositary's account at the book-entry transfer facility, together in each case with a properly completed and duly executed letter of transmittal, or an Agent's Message in connection with book-entry transfer, and any other documents required by this letter of transmittal, at one of its addresses set forth in this letter of transmittal by the expiration date (as defined in the offer to purchase).

        The term "Agent's Message" means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares, that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that United Online may enforce this agreement against the participant.

        Guaranteed Delivery.    If the tendering stockholder cannot deliver his or her shares and all other required documents to the depositary by the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, the tendering stockholder may tender his or her shares, pursuant to the guaranteed delivery procedure described in Section 3 of the offer to purchase, by or through any Eligible Institution. To comply with the guaranteed delivery procedure, the tendering stockholder must: (1) properly complete and duly execute a notice of guaranteed delivery substantially in the form provided to the tendering stockholder by United Online, specifying the price at which the tendering stockholder is tendering his or her shares, including (where required) a Signature Guarantee by an Eligible Institution in the form set forth in the notice of guaranteed delivery; (2) arrange for the depositary to receive the notice of guaranteed delivery by the expiration date; and (3) ensure that the depositary receives the certificates for all physically tendered shares or book-entry confirmation of electronic delivery of shares, as the case may be, together with a properly completed and duly executed letter of transmittal with any required signature guarantees or an Agent's Message, and all other documents required by this letter of transmittal, within three (3) Nasdaq trading days after receipt by the depositary of such notice of guaranteed delivery, all as provided in Section 3 of the offer to purchase.

        The notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the depositary and must include, if necessary, a guarantee by an eligible guarantor institution in the form set forth in such notice. For shares to be tendered validly under the guaranteed delivery procedure, the depositary must receive the notice of guaranteed delivery before the expiration date.

        The method of delivery of all documents, including certificates for shares, is at the option and risk of the tendering stockholder. If the tendering stockholder chooses to deliver the documents by mail,

United Online recommends that the tendering stockholder use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure delivery.

        Except as specifically permitted by Section 6 of the offer to purchase, United Online will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares. By executing this letter of transmittal, the tendering stockholder waives any right to receive any notice of the acceptance for payment of your tendered shares.

        3.    Inadequate Space.    If the space provided in the box captioned "Description of Shares Tendered" is inadequate, then the tendering stockholder should list the certificate numbers, the number of shares represented by the certificate(s) and the number of shares tendered with respect to each certificate on a separate signed schedule attached to this letter of transmittal.

        4.    Partial Tenders and Unpurchased Shares.    (Not applicable to stockholders who tender by book-entry transfer.) If the tendering stockholder wishes to tender (i.e., offer to sell) fewer than all of the shares evidenced by any certificate(s) that the tendering stockholder delivers to the depositary, fill in the number of shares that you wish to tender (i.e., offer for sale) in the column entitled "Number of Shares Tendered." In this case, if United Online purchases some but not all of the shares that the tendering stockholder tenders, United Online will issue to the tendering stockholder a new certificate for the unpurchased shares. The new certificate will be sent to the registered holder(s) as promptly as practicable after the expiration date. Unless the tendering stockholder indicates otherwise, all shares represented by the certificate(s) listed and delivered to the depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, any tendered but unpurchased shares will be credited to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the stockholder.

        5.    Indication of Price at Which Shares are Being Tendered.    In order to validly tender the tendering stockholder's shares by this letter of transmittal, the tendering stockholder must either

          a.     check the box under "SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER" in order to maximize the chance of having United Online purchase all of the shares that the tendering stockholder tenders (subject to the possibility of proration); OR

          b.    check one of the boxes indicating the price per share at which the tendering stockholder is tendering shares in the Section entitled "SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER."

        YOU MUST CHECK ONE, AND ONLY ONE, BOX.    If the tendering stockholder checks more than one box or no boxes, then the tendering stockholder will be deemed not to have validly tendered his or her shares. If the tendering stockholder wishes to tender portions of his or her different share holdings at different prices, the tendering stockholder must complete a separate letter of transmittal for each price at which the tendering stockholder wishes to tender each such portion of his or her share holdings. The tendering stockholder cannot tender the same shares at more than one price (unless, prior to tendering previously tendered shares at a new price, the tendering stockholder validly withdrew those shares in accordance with Section 4 of the offer to purchase).

        By checking the box under "Shares Tendered at Price Determined Under the Tender Offer" the tendering stockholder agrees to accept the Purchase Price resulting from the tender offer process, which may be as low as $9.00 (or lower if we amend the purchase price and the tendering shareholder does not withdraw previously tendered shares) and as high as $10.50 per share. By checking a box under "Shares Tendered at Price Determined by Stockholder," the tendering stockholder acknowledges that doing so could result in none of the shares the tendering stockholder tenders being purchased if the Purchase Price for the shares turns out to be less than the price the tendering stockholder selected.

        6.    Odd Lots.    As described in Section 1 of the offer to purchase, if United Online purchases fewer than all shares properly tendered before the expiration date and not properly withdrawn, United Online will first purchase all shares tendered by any stockholder who (a) owns, beneficially or of record, an aggregate of fewer than 100 shares, and (b) tenders all of his or her shares at or below the Purchase Price. The tendering stockholder will only receive this preferential treatment if the tendering stockholder owns fewer than 100 shares and tenders ALL of the shares the tendering stockholder owns at or below the Purchase Price. Even if the tendering stockholder otherwise qualifies for "odd lot" preferential treatment, the tendering stockholder will not receive such preference unless the tendering stockholder completes the Section entitled "Odd Lots" in this letter of transmittal.

        7.    Order of Purchase in the Event of Proration.    As described in Section 1 of the offer to purchase, stockholders may specify the order in which their shares are to be purchased in the event that, as a result of proration or otherwise, United Online purchases some but not all of the tendered shares pursuant to the terms of the tender offer. The order of purchase may have an effect on the federal income tax treatment of any gain or loss on the shares that United Online purchases. See Sections 1, 6 and 13 of the offer to purchase.

        8.     Signatures on letter of transmittal, Stock Powers and Endorsements.

          a.    Exact Signatures.    If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

          b.    Joint Holders.    If the shares are registered in the names of two or more persons, ALL such persons must sign this letter of transmittal.

          c.    Different Names on Certificates.    If any tendered shares are registered in different names on several certificates, you must complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

          d.    Endorsements.    If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificate(s) representing such shares or separate stock powers are required unless payment of the Purchase Price is to be made, or the certificates for shares not tendered or tendered but not purchased are to be issued, to a person other than the registered holder(s). Signature(s) on any such certificate(s) or stock powers must be guaranteed by an Eligible Institution.

          If this letter of transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, or if payment is to be made to a person other than the registered holder(s), the certificate(s) for the shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such shares, and the signature(s) on such certificates or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

          If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit to the depositary evidence satisfactory to United Online that such person has authority so to act.

        9.    Stock Transfer Taxes.    Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need to accompany this letter of transmittal. United Online will pay or cause to be paid any stock transfer taxes payable on the transfer to it of shares purchased under the tender offer. If, however:

          a.     payment of the Purchase Price is to be made to any person other than the registered holder(s);

          b.    certificate(s) for shares not tendered or tendered but not purchased are to be returned in the name of and to any person other than the registered holder(s) of such shares; OR

          c.     tendered certificates are registered in the name of any person(s) other than the person(s) signing this letter of transmittal,

then the depositary will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such taxes or an exemption from them is submitted with this letter of transmittal.

        10.    Special Payment and Delivery Instructions.    If any of the following conditions holds:

          a.     check(s) for the Purchase Price of any shares purchased pursuant to the tender offer are to be issued to a person other than the person(s) signing this letter of transmittal; or

          b.    check(s) for the Purchase Price are to be sent to any person other than the person signing this letter of transmittal, or to the person signing this letter of transmittal, but at a different address; or

          c.     certificates for any shares not tendered, or tendered but not purchased, are to be returned to and in the name of a person other than the person(s) signing this letter of transmittal, then, in each such case, you must complete the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" as applicable in this letter of transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 8.

        11.    Conditional Tenders.    As described in Sections 1 and 6 of the offer to purchase, a tendering stockholder may condition his or her tenders on United Online purchasing all of his or her shares, or specify a minimum number of shares that United Online must purchase for the tender of any of his or her shares to be effective. If the tendering stockholder wishes to make a conditional tender, the tendering stockholder must indicate this choice in the box entitled "Conditional Tender" in this letter of transmittal or, if applicable, the notice of guaranteed delivery; and the tendering stockholder must calculate and appropriately indicate, in the space provided, the minimum number of shares that United Online must purchase if United Online purchases any shares.

        As discussed in Sections 1 and 6 of the offer to purchase, proration may affect whether United Online accepts conditional tenders. Proration may result in all of the shares tendered pursuant to a conditional tender being deemed to have been withdrawn, if United Online could not purchase the minimum number of shares required to be purchased by the tendering stockholder due to proration. If, because of proration, United Online will not purchase the minimum number of shares that you designate, United Online may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and must have checked the box so indicating. Upon selection by random lot, if any, United Online will limit its purchase in each case to the designated minimum number of shares.

        If the tendering stockholder is an "odd lot" holder and the tendering stockholder tenders all of his or her shares, the tendering stockholder cannot conditionally tender, since his or her shares will not be subject to proration.

        All tendered shares will be deemed unconditionally tendered unless the "Conditional Tender" box is checked and appropriately completed. When deciding whether to tender shares conditionally, United Online urges each stockholder to consult his or her tax advisor.

        12.    Tax Identification Number and Backup Withholding.    Under the federal income tax laws, the depositary will be required to withhold at the applicable rate of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder that is a U.S. person (including a U.S. resident alien) must provide the depositary with such stockholder's correct taxpayer identification number by completing the Substitute Form W-9 set forth below.

        In general, if a stockholder is an individual, the taxpayer identification number is the social security number of such individual. If the depositary is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the depositary that a foreign individual qualifies as an exempt recipient, such stockholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. You can obtain such statements from the depositary.

        For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the depositary to withhold at the applicable rate of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the taxpayer may obtain a refund, provided that the required information is furnished to the Internal Revenue Service.

        NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        Unless United Online determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, United Online will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign stockholder or his agent. For this purpose, a foreign stockholder is any stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, (iii) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to make all substantial decisions, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source. A foreign stockholder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the "complete redemption," "substantially disproportionate" or "not essentially equivalent to a dividend" tests described in the offer to purchase under the caption "The Tender Offer—13. Certain United States Federal Income Tax Consequences" or if such stockholder is entitled to a reduced rate of withholding pursuant to a treaty and United Online withheld at a higher rate.

        In order to obtain a reduced rate of withholding under a tax treaty, a foreign stockholder must deliver to the depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. A stockholder can obtain such statements from the depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the depositary a properly executed statement claiming exemption. A stockholder can obtain such statements from the depositary. We urge foreign stockholders to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

        13.    Irregularities.    United Online will determine in its sole discretion all questions as to the Purchase Price, the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all parties. United Online reserves the absolute right to reject any or all tenders of shares it determines not be in proper form or the acceptance of which or payment for which may, in the opinion of United Online, be unlawful. United Online also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and United Online's interpretation of the terms of the tender offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as United Online shall determine. None of United Online, the dealer manager (as defined in the offer to purchase), the depositary or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

        14.    Questions; Requests for Assistance and Additional Copies.    Please direct any questions or requests for assistance or for additional copies of the offer to purchase, the letter of transmittal or the notice of guaranteed delivery to the dealer manager at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

        15.    Lost, Stolen, Destroyed or Mutilated Certificates.    If any certificate representing any shares has been lost, stolen, destroyed or mutilated, the tendering stockholder should notify U.S. Stock Transfer Corporation, the transfer agent for the shares, by calling (818) 502-1404 and asking for instructions on obtaining replacement certificate(s) at the address specified on the cover of this letter of transmittal. U.S. Stock Transfer Corporation will require the tendering stockholder to complete an affidavit of loss and return it to U.S. Stock Transfer Corporation. The tendering stockholder will then be instructed by U.S. Stock Transfer Corporation as to the steps the tendering stockholder must take in order to replace the certificate. The tendering stockholder may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated.

        United Online cannot process this letter of transmittal and related documents until the tendering stockholder has followed the procedures for replacing lost, stolen, destroyed or mutilated certificates. United Online urges the tendering stockholder to contact the transfer agent, U.S. Stock Transfer Corporation, immediately, in order to receive further instructions, for a determination as to whether the tendering stockholder will need to post a bond, and to permit timely processing of this documentation.

        Important: The depositary must receive this letter of transmittal (together with certificate(s) for shares or confirmation of book-entry transfer and all other required documents) or, if applicable, the notice of guaranteed delivery, before the expiration date.

THE TENDERING STOCKHOLDER MUST COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 BELOW. Please provide the tendering stockholder's social security number or other taxpayer identification number ("TIN") and certify that the tendering stockholder is not subject to backup withholding.

SUBSTITUTE FORM W-9
Department of the Treasury Internal Revenue Service
Payer's Request for TIN and Certification

Name:

Please check the appropriate box indicating your status:

☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I    Taxpayer Identification Number ("TIN")

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write "Applied For" in this Part I, complete the	Social Security Number OR
"Certificate Of Awaiting Taxpayer Identification Number" below and see "IMPORTANT TAX INFORMATION."	Employer Identification Number

Part II    Certification

        Under penalties of perjury, I certify that:

(1)   The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)   I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)   I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person	Date

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE RATE OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE "IMPORTANT TAX INFORMATION."

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE "APPLIED FOR"
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, reportable payments made to me will be withheld upon at the applicable rate.

Sign Here	Signature of U.S. person	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer —Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:			Give the name and social security number of—

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC		The owner(3)

For this type of account:		Give the name and employer identification number of—

6.	Sole proprietorship or single-member LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

        NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

  1.
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  2.
  The United States or any of its agencies or instrumentalities.

  3.
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  4.
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  5.
  An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

  6.
  A corporation.

  7.
  A foreign central bank of issue.

  8.
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  9.
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  10.
  A real estate investment trust.

  11.
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12.
  A common trust fund operated by a bank under Section 584(a).

  13.
  A financial institution.

  14.
  A middleman known in the investment community as a nominee or custodian.

  15.
  A trust exempt from tax under Section 664 or described in Section 4947.

        The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for	THEN the payment is exempt for

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

        Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from backup withholding" box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

        Privacy Act Notice.    Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold taxable interest, dividend, and certain other payments to a payee at the applicable rate who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)    Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)    Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

        The letter of transmittal and certificates for shares and any other required documents should be sent or delivered by each tendering stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth above.

        Any questions or requests for assistance or for additional copies of the offer to purchase, the letter of transmittal or the notice of guaranteed delivery may be directed to the dealer manager at the telephone number and address set forth below. The tendering stockholder may also contact his or her broker, dealer, commercial bank or trust company for assistance concerning the tender offer. To confirm delivery of the tendering stockholder's shares, please contact the depositary.

The dealer manager for the tender offer is:

Deutsche Bank Securities Inc.

60 Wall Street
New York, NY 10005
(800) 735-7777